Exhibit 99.1

NEWS RELEASE
For Immediate Release	OTCQX: SHWZ

SCHWAZZE ANNOUNCES THIRD QUARTER RESULTS

Revenue Increases 328.4% to $31.8 Million Compared to $7.4 Million in Q3 2020

Adjusted EBITDA is $8.8 Million, 27.6% of Revenue

Executing an Aggressive Acquisition Plan

Revised Guidance

Annual Projected Revenue of Approximately $110 Million - $115 Million

Annual Projected Adjusted EBITDA $32 Million - $34 Million

Conference Call and Webcast Scheduled for Today – 4:30 pm ET

DENVER, CO – November 15, 2021 – Schwazze, (OTCQX:SHWZ) ("Schwazze" or the “Company"), announced financial results for its third quarter year ended September 30, 2021 (“Q3 2021”).

Financial Summary for Q3 2021:

•	Revenues of $31.8 million grew 328.4% over Q3 2020 and 3.6% over Q2 2021
•	Gross Margin of $15.1 million was 441.3%, better than Q3 2020 and 103 bps over Q2 2021
•	Adjusted EBITDA of $8.8 million was 27.6% of revenue, compared to a loss of ($0.8) million in Q3 2020.
•	Net Income was $1.0 million or $0.02 Diluted Earnings per share compared to a Net Loss in Q3 2020 of ($2.9) million or ($0.7) Diluted Net Loss per share.
•	Cash Flow from operations for the nine-month period was $4.8 million
•	Same store sales for the quarter of the seventeen Star Buds dispensaries when compared to last year were $20.7M up 1%.
o	Average basket size was $59.05 up 7.3% compared to the prior year, year-to-date basket size was $59.70 or up 8.6%
o	Recorded customer visits totaled 353,370 down by 5.8%, year-to-date visits were 1,046,232 up 5.1%

Note: Schwazze did not own all the assets in 2020 and are using unaudited numbers for this comparison.

Q3 2021 Highlights

Acquisition of Southern Colorado Growers

The Company announced on July 22, 2021, that it has closed the transaction to acquire the assets of Southern Colorado Growers (“SCG”) in Huerfano County, Colorado; previously announced June 1, 2021. The acquisition includes 34 acres of land with outdoor cultivation capacity, as well as indoor, greenhouse, and hoop house cultivation facilities and equipment. This purchase is the company’s first major move into cultivation, which is expected to provide high-end, premium cannabis directly to its Star Buds dispensaries and significant production of biomass for its PurpleBee’s extraction and manufacturing facility.

Launched Star Buds Home Delivery

The Company announced the launch of its cannabis product home delivery service to residences in the city of Aurora on August 19, 2021. Aurora home delivery service commenced from its Star Buds Montview retail dispensary location at 10100 E. Montview Boulevard. The delivery service is available to any personal residences located within the city limits of Aurora, in which the Star Buds Montview location currently serves. The launch of the delivery service from Star Buds Montview is the first phase of a home delivery offering for the Star Buds dispensaries in Colorado. The second phase, expected later this year, will include deliveries from the Star Buds Arapahoe location at 14655 E. Arapahoe Road, also based in Aurora.

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Acquisition of Brow 2, LLC

The Company announced on August 23, 2021, that is has entered into an agreement to acquire the assets of Brow 2, LLC, located in Denver, Colorado.  The planned transaction includes a 37,000 square foot building (27,000 square feet of canopy) for indoor cultivation and equipment. This transaction is expected to significantly enhance Schwazze's aggressive expansion in Colorado and will significantly enhance the Company's cultivation resources, providing product directly to its seventeen Star Buds brand dispensaries.

Acquisition of Smoking Gun

The Company announced on November 15, 2021, that it has signed definitive documents to acquire the assets of Smoking Gun, LLC and Smoking Gun Land Company, LLC. The dispensary and assets are located on a prime corner on Colorado Boulevard in Glendale, Colorado in the center of the greater Denver area. This acquisition is part of the Company’s continuing expansion and growth plans in Colorado adding to its retail footprint, bringing the total number of dispensaries including announced acquisitions to 20.

“We continue to realize strong growth revenue quarter over quarter along with adjusted EBITDA results and to aggressively execute our growth strategy for Colorado,” stated Justin Dye, CEO of Schwazze. “In this quarter we announced the acquisitions of Southern Colorado Growers, Brow 2 and Smoking Gun, bringing our announced dispensaries to 20 and significantly increased our cultivation capabilities. Wholesale results, led by PurpleBee’s distillate also had another excellent sales quarter. Our retail results continue to outpace Colorado by 11.5%. I’m pleased to report that our average basket size for the quarter was up 7.3%, and although customer visits decreased by 5.8%, due to cycling through COVID impacts in the third quarter, year-to-date customer visits were up by 5.1%.”

Third Quarter 2021 Revenue

Total revenue was $31.8 million during the three months ended September 30, 2021, compared to $7.4 million during the same period in 2020 and represents an increase of approximately 328%. Retail sales were $20.7 million over the quarter from $1.1 million dollars the previous year and wholesale operations revenue increased to $11.0 million from $6.3 million compared to the same period last year. Other sales were $0.07 million from $0.02. The increase in retail and wholesale revenue is attributed to the increased sales in the wholesales segment, led by Purplebees and the completion of the acquisition of Star Buds in March 2021.

Total cost of goods and services were $16.8 million during the three months ended September 30, 2021, compared to $4.6 million during the same period in 2020. This increase was due to improved sales from our retail and wholesale operations.

Gross profit increased to $15.1 million during the three months ended September 30, 2021, compared to $2.8 million during the same period in 2020. Gross profit margin increased as a percentage of revenue from 37.4% to 47.3% continued to be driven by the strength of Star Buds acquisition, our consolidated purchasing approach, and implementation of our retail playbook.

Q3 average basket size was $59.05 up 7.3%, year-to-date basket size was $59.70 up 8.6%. Recorded customer visits during Q3 totaled 353,370 down by 5.8%, compared to the prior year period, due to cycling through COVID impacts, however year-to-date visits were 1,046,232 up 5.1% compared to the prior year period.

Total operating expenses were $11.2 million during the third quarter compared to $6.4 million during the same period in 2020. The higher expenses were due to increased selling, general and administrative expenses, and salaries from the addition of the dispensaries.

Q3 2021 net income was $1.0 million, or a gain of approximately $0.2 per share on a basic weighted average, as compared to net loss of $2.9 million, or a loss of approximately $0.07 per share on a basic weighted average during the three months ended September 30, 2020.

Q3 2021 adjusted EBITDA was $8.8 million representing 27.6% of revenue. This is derived from Operating Income and adjusting one-time expenses, merger and acquisition and capital raising costs, non-cash related compensation costs, and depreciation and amortization. See the financial table for Adjusted EBITDA below for details for Q3 2021 adjustments.

During the third quarter, the Company generated positive operating cash flow of $3.4 million and $4.8 million in operating cash flow for the first three quarters with $21.2 million in cash and cash equivalents at the end of Q3 2021

Nancy Huber, CFO for Schwazze commented, “We continue to generate operating cash flows from our acquired businesses, and we are using the cash flow to invest in new acquisitions and make improvements in our stores, manufacturing, and cultivation operations.

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2021 Guidance

The Company has updated its 2021 guidance which excludes transactions that are announced but not closed. Annual revenue guidance is $110 million to $115 million and projected annual adjusted EBITDA from $32 million to $34 million.

Adjusted EBITDA represents income (loss) from operations, as reported, before tax, adjusted to exclude non-recurring items, other non-cash items, including stock-based compensation expense, depreciation, and amortization, and further adjusted to remove acquisition related costs, and other one-time expenses, such as severance. The Company uses adjusted EBITDA as it believes it better explains the results of its core business. The Company has not reconciled guidance for adjusted EBITDA to the corresponding GAAP financial measure because it cannot provide guidance for the various reconciling items. The Company is unable to provide guidance for these reconciling items because it cannot determine their probable significance, as certain items are outside of its control and cannot be reasonably predicted. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.

Q3 2021 Webcast – November 15, 2021 – 4:30 ET

Investors and stakeholders may participate in the conference call by dialing 416 764 8650 or by dialing North American toll free 888-664-6383 or listen to the webcast from the Company's website at https://ir.schwazze.com. The webcast will be available on the Company’s website and on replay until November 22, 2021 and may be accessed by dialing 888-390-0541 / 807433#.

Following their prepared remarks, Chief Executive Officer, Justin Dye and Chief Financial Officer, Nancy Huber will answer investor questions. Investors may submit questions in advance or during the conference call itself through the weblink: https://produceredition.webcasts.com/starthere.jsp?ei=1506871&tp_key=909a00d089 This weblink has been posted to the Company’s website and will be archived on the website. All Company SEC filings can also be accessed on the Company website at https://ir.schwazze.com/sec-filings

About Schwazze

Schwazze (OTCQX: SHWZ) is building the premier vertically integrated cannabis company in Colorado and plans to take its operating system to other states where it can develop a differentiated leadership position. Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale. The Company is committed to unlocking the full potential of the cannabis plant to improve the human condition. Schwazze is anchored by a high-performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company's leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector. Schwazze is passionate about making a difference in our communities, promoting diversity and inclusion, and doing our part to incorporate climate-conscious best practices. Medicine Man Technologies, Inc. was Schwazze’s former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc.

Schwazze derives its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth.

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MEDICINE MAN TECHNOLOGIES, INC.

CONDENSED BALANCE SHEETS

Expressed in U.S. Dollars

All accompanying notes to the financial statements can be found within the SEC Form 10-Q filed on November 15, 2021

	September 30,	December 31,
	2021	2020
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$21,168,816	$1,231,235
Accounts receivable, net of allowance for doubtful accounts	3,530,520	1,270,380
Accounts receivable - related party	–	80,494
Inventory	10,678,381	2,619,145
Note receivable - current, net	–	–
Note receivable - related party	–	181,911
Prepaid expenses and other current assets	2,579,035	614,200
Total current assets	37,956,752	5,997,365
Non-current assets
Fixed assets, net accumulated depreciation of $1,631,093 and $872,579, respectively	8,805,348	2,584,798
Goodwill	42,090,944	53,046,729
Intangible assets, net accumulated amortization of $7,162,110 and $200,456, respectively	98,072,970	3,082,044
Marketable securities, net of unrealized gain (loss) of $210,685 and $(129,992), respectively	487,467	276,782
Note receivable – noncurrent, net	179,167	–
Accounts receivable – litigation	3,063,968	3,063,968
Other noncurrent assets	448,062	51,879
Operating lease right of use assets	3,626,617	2,579,036
Total non-current assets	156,774,543	64,685,236
Total assets	$194,731,295	$70,682,601

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$953,467	$3,508,478
Accounts payable - related party	87,143	48,982
Accrued expenses	11,660,237	2,705,445
Derivative liabilities	79,730	1,047,481
Deferred revenue	–	50,000
Notes payable - related party	134,498	5,000,000
Income taxes payable	1,029,482	–
Total current liabilities	13,944,557	12,360,386
Long term debt	59,246,337	13,901,759
Lease liabilities	3,807,306	2,645,597
Total long-term liabilities	63,053,643	16,547,356
Total liabilities	76,998,200	28,907,742

Stockholders' equity
Common stock, $0.001 par value. 250,000,000 shares authorized; 45,139,297 shares issued and 44,622,253 shares outstanding at September 30, 2021 and 42,365,818 shares issued and 41,933,086 shares outstanding as of December 31, 2020, respectively	45,140	42,602
Preferred stock, $0.001 par value. 10,000,000 shares authorized; 82,838 shares issued and outstanding at September 30, 2021 and 10,000,000 shares authorized; 19,716 shares issued and outstanding at December 31, 2020	87	20
Additional paid-in capital	165,393,733	85,357,835
Accumulated deficit	(46,188,829)	(42,293,098)
Common stock held in treasury, at cost, 517,044 shares held as of September 30, 2021 and 432,732 shares held as of December 31, 2020	(1,517,036)	(1,332,500)
Total stockholders' equity	117,733,095	41,774,859
Total liabilities and stockholders' equity	$194,731,295	$70,682,601

See accompanying notes to the financial statements

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MEDICINE MAN TECHNOLOGIES, INC.

CONDENSED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

For the Three Months Ended September 30, 2021, and 2020

Expressed in U.S. Dollars

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating revenues
Retail	$20,741,864	$1,135,822	$54,083,880	$1,868,279
Wholesale	11,022,519	6,273,897	27,654,965	12,909,025
Other	70,922	20,655	165,416	1,280,533
Total revenue	31,835,305	7,430,374	81,904,261	16,057,837
Cost of goods and services
Cost of goods and services	16,779,313	4,648,910	44,692,765	9,904,131
Total cost of goods and services	16,779,313	4,648,910	44,692,765	9,904,131
Gross profit	15,055,992	2,781,464	37,211,496	6,153,706
Operating expenses
Selling, general and administrative expenses	5,593,336	1,298,693	13,580,469	3,054,091
Professional services	752,572	1,769,455	4,466,696	5,390,186
Salaries	3,644,320	1,878,156	8,505,733	5,973,482
Stock based compensation	1,228,764	1,453,986	3,865,588	5,815,808
Total operating expenses	11,218,992	6,400,290	30,418,486	20,233,567
Income (loss) from operations	3,837,000	(3,618,826)	6,793,010	(14,079,861)
Other income (expense)
Interest income (expense), net	(1,851,694)	10,131	(4,526,746)	46,726
Gain on forfeiture of contingent consideration	–	–	–	1,462,636
Unrealized gain (loss) on derivative liabilities	356,824	684,422	967,751	1,527,850
Other income (expense)	–	–	–	32,621
Gain (loss) on sale of assets	(49,985)	–	242,494	–
Unrealized gain (loss) on investments	(10,572)	10,062	210,685	120,800
Total other income (expense)	(1,555,427)	704,615	(3,105,816)	3,190,633
Provision for income taxes (benefit)	1,312,817	–	1,997,905	–
Net income (loss)	$968,756	$(2,914,211)	$1,689,289	$(10,889,228)

Earnings (loss) per share attributable to common shareholders
Basic earnings (loss) per share	$0.02	$(0.07)	$0.04	$(0.26)
Diluted earnings (loss) per share	$0.02	$(0.07)	$0.03	$(0.26)
Weighted average number of shares outstanding - basic	44,145,709	41,568,147	42,903,008	41,242,041
Weighted average number of shares outstanding - diluted	56,139,416	41,568,147	56,688,640	41,242,041

Comprehensive income (loss)	$968,756	$(2,914,211)	$1,689,289	$(10,889,228)

See accompanying notes to the financial statements

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MEDICINE MAN TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS (UNAUDITED)

For the Three Months Ended September 2021 and 2020

Expressed in U.S. Dollars

	For the Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities
Net income (loss) for the period	$1,689,289	$(10,889,228)
Adjustments to reconcile net income to cash used in operating activities
Depreciation and amortization	7,779,828	322,292
Deferred taxes	–	–
Gain on change in derivative liabilities	(967,751)	(2,990,486)
Gain on investment, net	(210,685)	(120,800)
Gain on sale of assets	(292,479)	–
Stock based compensation	3,865,588	5,815,808
Changes in operating assets and liabilities
Accounts receivable	(2,179,646)	1,292,509
Inventory	(3,034,246)	271,305
Prepaid expenses and other current assets	(1,964,835)	274,814
Other assets	(396,183)	(127,999)
Operating leases right of use assets and liabilities	114,129	27,028
Accrued interest on notes receivable	–	–
Accounts payable and other liabilities	(568,387)	(177,295)
Deferred revenue	(50,000)	–
Income taxes payable	1,029,482	(1,940)
Net cash provided by (used in) operating activities	4,814,104	(6,303,992)

Cash flows from investing activities:
Collection (issuance) of notes receivable	181,911	478,285
Cash consideration for acquisition of business	(71,927,071)	(2,609,500)
Purchase of fixed assets - net	(3,869,658)	(976,685)
Purchase of intangible assets	(29,580)	–
Net cash provided by (used in) investing activities	(75,644,398)	(3,107,900)

Cash flows from financing activities:
Proceeds from issuance of debt, net	45,344,578	–
Repayment of notes payable	(4,865,502)	–
Proceeds from issuance of common stock, net of issuance costs	50,282,797	42,000
Net cash provided by (used in) financing activities	90,761,874	42,000

Net increase (decrease) in cash and cash equivalents	19,931,580	(9,369,892)
Cash and cash equivalents at beginning of period	1,237,236	12,351,580
Cash and cash equivalents at end of period	$21,168,816	$2,981,688

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,862,970	$–

See accompanying notes to the financial statements

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MEDICINE MAN TECHNOLOGIES, INC.

Adjusted EBITDA Reconciliation

Non-GAAP measurement

(UNAUDITED)

For the Three Months Ended September 30, 2021

Expressed in U.S. Dollars

	Three Months Ended September 30, 2021
	2021	2020

Operating Income	$3,837,000	$(3,618,826)

Addbacks:
Non-Cash Stock Compensation	1,228,764	1,453,986
Deal Related Expenses	404,687	607,863
Capital Raise Related Expenses	74,155	524,094
Depreciation and Amortization	2,972,681	225,095
Severance	19,412	17,286
Retention Program Expenses	29,687	–
Employee Relocation Expenses	–	8,333
Other non-recurring items	231,255	–
Total Addbacks	4,797,641	2,836,657

Adjusted EBITDA	$8,797,641	$(782,169)

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “may,” “estimates”, “predicts,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control and cannot be predicted or quantified. Consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; (v) difficulties in securing regulatory approval to market our products and product candidates; (vi) our ability to successfully execute our growth strategy in Colorado and outside the state, (vii) our ability to identify and consummate future acquisitions that meet our criteria, (viii) our ability to successfully integrate acquired businesses and realize synergies therefrom, (ix) the actual revenues derived from the Company’s Star Buds assets, (x) the Company’s actual revenue and adjusted EBITDA for 2021, (xi) the Company’s ability to generate positive cash flow for the rest of 2021 (xii) the ongoing COVID-19 pandemic, (xiii) the timing and extent of governmental stimulus programs, and (xiv) the uncertainty in the application of federal, state and local laws to our business, and any changes in such laws. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.

Investors Joanne Jobin Investor Relations Joanne.jobin@schwazze.com 647 964 0292	Media Julie Suntrup, Schwazze Vice President | Marketing & Merchandising julie.suntrup@schwazze.com 303 371 0387

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